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                                                                     Exhibit-4.4

                  AMENDMENT NO. 1 TO SHORT TERM LOAN AGREEMENT

         This AMENDMENT NO. 1 TO SHORT TERM LOAN AGREEMENT (this "Amendment") dated as of April 3, 2000 is executed with reference to the Short Term Year Loan Agreement (the "Loan Agreement") dated as of April 30, 1999, among Harrah's Operating Company, Inc., a Delaware corporation ("Company"), Marina Associates, a New Jersey general partnership ("Marina" and together with the Company and such other Subsidiaries that become Borrowers pursuant to Section
2.10 thereof "Borrowers"), as Borrowers, Harrah's Entertainment, Inc., a Delaware corporation (the "Parent"), as Guarantor, Bank of America, N.A. (under its former name, Bank of America National Trust and Savings Association) and each lender from time to time a party thereto (collectively, the "Lenders" and individually, a "Lender"), Bankers Trust Company, as Syndication Agent, Canadian Imperial Bank of Commerce and Societe Generale, as Documentation Agents, Commerzbank AG, PNC Bank, National Association and Wells Fargo Bank, N.A., as Co-Documentation Agents, and Bank of America N.A., as Administrative Agent. Terms defined in the Loan Agreement are used herein with the same meanings.

         The Borrowers, Guarantor and the Administrative Agent, acting on behalf of the Lenders under the Loan Agreement hereby amend the Loan Agreement as follows:

         1. Section 2.7 - Voluntary Increase to the Commitment. Section 2.7(a) of the Loan Agreement is hereby amended in full to read as follows:

         "(a)     Provided that no Default or Event of Default then exists,
during the one year period following the Closing Date, Parent and the Borrowers may, upon at least 30 days notice to the Administrative Agent (which shall promptly provide a copy of such notice to the Lenders), propose to increase the aggregate amount of the Commitment and the Five Year Commitment by an aggregate amount not to exceed $300,000,000 (the amount of any such increase of the Commitment being referred to as the "Increased Commitment"). Each Lender party to this Agreement at such time shall have the right (but no obligation), for a period of 15 days following receipt of such notice, to elect by notice to Parent and the Borrowers and the Administrative Agent to increase its Commitment by a principal amount which bears the same ratio to the Increased Commitments as its then Commitment


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bears to the aggregate Commitments then existing. Each Lender which fails to respond to any such request shall be conclusively deemed to have refused to consent to an increase in its Commitment."

         2. Counterparts. This Amendment may be executed in counterparts in accordance with Section 11.7 of the Loan Agreement.

         3. Confirmation. In all other respects, the Loan Agreement is confirmed.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above by their duly authorized representatives.

                                    HARRAH'S ENTERTAINMENT, INC., as Guarantor

                                    By: /s/ CHARLES L. ATWOOD
                                       ----------------------------
                                       Charles L. Atwood
                                       Vice President and Treasurer

                                    HARRAH'S OPERATING COMPANY, INC.,
                                    as a Borrower

                                    By: /s/ CHARLES L. ATWOOD
                                       ----------------------------
                                       Charles L. Atwood
                                       Vice President and Treasurer

                                    MARINA ASSOCIATES, as a Borrower

                                    By: Harrah's New Jersey, Inc.,
                                        general partner

                                            By: /s/ CHARLES L. ATWOOD
                                               ---------------------------
                                               Charles L. Atwood,
                                               authorized signatory

                                    By: Harrah's Atlantic City, Inc.,
                                        general partner


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                                            By: /s/ CHARLES L. ATWOOD
                                               ---------------------------
                                               Charles L. Atwood,
                                               authorized signatory

                                    BANK OF AMERICA, NATIONAL ASSOCIATION
                                    (successor in interest to Bank of America
                                    National Trust and Savings Association), as
                                    Administrative Agent

                                    By: /s/ JANICE HAMMOND
                                       -------------------------------
                                       Janice Hammond, Vice President


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                              REQUEST FOR EXTENSION

                  This Request for Extension is submitted with reference to the Short Term Year Loan Agreement (the "Loan Agreement") dated as of April 30, 1999, among Harrah's Operating Company, Inc., a Delaware corporation ("Company"), Marina Associates, a New Jersey general partnership ("Marina" and together with the Company and such other Subsidiaries that become Borrowers pursuant to Section 2.10 thereof "Borrowers"), as Borrowers, Harrah's Entertainment, Inc., a Delaware corporation (the "Parent"), as Guarantor, Bank of America National Trust and Savings Association and each lender from time to time a party thereto (collectively, the "Lenders" and individually, a "Lender"), Bankers Trust Company, as Syndication Agent, Canadian Imperial Bank of Commerce and Societe Generale, as Documentation Agents, Commerzbank AG, PNC Bank, National Association and Wells Fargo Bank, N.A., as Co-Documentation Agents, and Bank of America National Trust and Savings Association (now known as Bank of America, N.A.), as Administrative Agent. Terms defined in the Loan Agreement are used herein with the same meanings.

         The Parent and the Borrowers hereby request a 364 day extension of the Maturity Date to April 26, 2001, and hereby certify by their Senior Officers that the representations and warranties contained in Article 4 (other than (i) representations and warranties which expressly speak as of a particular date or are no longer true and correct as a result of a change which is not a violation of the Loan Agreement, (ii) as otherwise disclosed by the Parent and the Borrowers and approved in writing by the Requisite Lenders and (iii) Sections 4.4(a), 4.6 (first sentence), and 4.15) are true and correct on and as of the date of this Request for Extension.

HARRAH'S ENTERTAINMENT, INC. and
HARRAH'S OPERATING COMPANY, INC.

By: /s/ CHARLES L. ATWOOD
---------------------------------
Charles L. Atwood
Vice President and Treasurer

MARINA ASSOCIATES

By: Harrah's New Jersey, Inc., general partner and
By: Harrah's Atlantic City, Inc., general partner


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         By: /s/ CHARLES L. ATWOOD
            ---------------------------------
            Charles L. Atwood,
            authorized signatory for each


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